UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 26, 2011

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2011 our Board of Directors, upon the recommendation of its Board Affairs Committee, adopted an amendment to our 2008 Equity Incentive Plan (“2008 Plan”) to eliminate our non-executive director deferred stock awards and to replace these awards with fully vested quarterly stock awards.  As a result, instead of quarterly stock awards with a value of $14,375 in fully vested shares and $14,375 in deferred shares (which were not issued until six months after the end of Board service), non-executive directors will now receive a quarterly stock award of fully vested shares with a value of $28,750.  The foregoing description of the 2008 Plan is qualified in its entirety by reference to the 2008 Plan, as amended, which is being filed as Exhibit 10.1 to this Form 8-K.  At the same time, the Board voted to approve stock ownership guidelines designed to encourage non-executive directors to voluntarily maintain a specified level of personal stock ownership.  Under these guidelines, each non-executive director is encouraged to retain a fixed number of shares of URS common stock equal to at least three times the amount of the director’s annual cash retainer, divided by the closing stock price as of the date of determination.  Non-executive directors are encouraged to satisfy these guidelines within five years of their respective dates of appointment or initial election to the Board.

Item 5.07.  Submission of Matters to a Vote of Security Holders

At our annual meeting of stockholders, held on May 26, 2011, the following proposals were adopted by a final vote of our stockholders:

1.
The stockholders voted to approve the election of the following directors by the votes set forth below to hold offices until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier deaths, resignations or removal.

	For	Against	Abstain	Broker Non-Votes
Mickey P. Foret	66,377,022	39,092	42,037	4,661,388
Senator William H. Frist	66,352,495	63,998	41,658	4,661,388
Lydia H. Kennard	66,370,359	41,431	46,361	4,661,388
Donald R. Knauss	65,261,025	1,153,334	43,792	4,661,388
Martin M. Koffel	63,967,380	2,450,299	40,472	4,661,388
General Joseph W. Ralston, USAF (Ret.)	63,784,221	2,633,099	40,831	4,661,388
John D. Roach	63,670,212	2,744,927	43,012	4,661,388
Sabrina L. Simmons	66,370,569	42,322	45,260	4,661,388
Douglas W. Stotlar	63,799,851	2,615,089	43,211	4,661,388
William P. Sullivan	62,860,023	3,554,983	43,145	4,661,388

2.	The stockholders voted to ratify the selection, by the Audit Committee, of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2011 fiscal year.

Number of Shares
For	69,044,923
Against	2,051,079
Abstain	23,537
Broker Non-Votes	—

3.	The stockholders voted to approve, on an advisory basis, the compensation of our named executive officers.

Number of Shares
For	59,758,245
Against	6,666,456
Abstain	33,450
Broker Non-Votes	4,661,388

4.	The stockholders voted to indicate, on an advisory basis, the following as the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

Number of Shares
One Year	49,646,725
Two Years	791,450
Three Years	15,957,882
Abstain	62,094
Broker Non-Votes	4,661,388

Board Decision Regarding Frequency of Stockholder Advisory Vote on Executive Compensation

At the Annual Meeting, the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting voted, on an advisory basis, to indicate that they preferred that we solicit advisory stockholder approval of the compensation of our named executive officers every year.  Although the vote was advisory only, our Board of Directors values the opinion expressed by our stockholders in this matter and, in light of the strong preference expressed by the stockholder vote, has decided that it will include an advisory stockholder vote on the compensation of our named executive officers in its proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which is required to occur no later than our Annual Meeting of Stockholders in 2017.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	URS Corporation 2008 Equity Incentive Plan, as amended on May 26, 2011. FILED HEREWITH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: June 1, 2011	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	URS Corporation 2008 Equity Incentive Plan, as amended on May 26, 2011. FILED HEREWITH.